Exhibit 3.259

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NASSAU COUNTY LANDFILL, LLC”

AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FIRST DAY OF MARCH, A.D. 2004, AT 2:35 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “NASSAU COUNTY LANDFILL, LLC”.

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957562

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

NASSAU COUNTY LANDFILL, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Nassau County Landfill, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 1st day of March, 2004.

Charles R. Curley, Jr.

Authorized Person of Company

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